Exhibit 3b.

                                     BY-LAWS

                             SMITHTOWN BANCORP, INC.

                               ADOPTED MAY 8, 1984

                         AMENDED THRU DECEMBER 27, 2005

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                                    ARTICLE 1

                             STOCKHOLDERS' MEETINGS

      Section 1. All Meetings. All meetings of stockholders shall be held either at the principal office of the corporation, or at such other place or places, within or without the State of New York, as may, from time to time, be designated by the Board of Directors.

      Section 2. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held within the first four months of each calendar year, the exact date and time thereof to be fixed by resolution of the Board of Directors at least 30 days prior to the date fixed for the meeting. The order of business at the annual meeting of stockholders shall be as follows:

      (a)   Call to order;

      (b)   Roll call to determine quorum;

      (c)   Proof of proper notice of the meeting;

      (d) Reading and correction and approval of minutes of the preceding meeting;

      (e)   Officers' reports;

      (f)   Committee reports;

      (g)   Unfinished business;

      (h)   Election of new directors;

      (i)   New or other business.

      Section 3. Special Meetings. Except as otherwise provided by law, special meetings of the stockholders of the corporation may be called for any purpose by the Chief Executive Officer, the President, a majority of the Board of Directors, or whenever one or


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more  stockholders  who are  entitled  to vote and who hold at least  30% of the issued and outstanding capital stock of the corporation shall make written application therefore to the Chief Executive Officer, or the President, stating the purpose of the meeting to be called.

      Section 4. Notice of Stockholders' Meetings. Notice of all stockholders' meetings stating the time and the place and the purposes for which such meetings are called, shall be given by the Chairman of the Board and Chief Executive Officer, or President, or in his absence, by any other officer, by mail, not less than 10, nor more than 40 days prior to the date of the meeting, to each stockholder of record at his address as it appears on the stock books of the corporation, unless he shall have filed with the corporation a request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

      Section 5. Quorum of Stockholders. Except as hereinafter provided and as otherwise provided by law, at any meeting of the stockholders, the presence at the commencement of such meeting in person or by proxy of stockholders holding of record a majority of the stock issued and outstanding shall constitute a quorum. Any meeting may be adjourned by a majority vote of the issued and outstanding shares of stock present at the meeting notwithstanding the absence of a quorum. The meeting may be held as adjourned without further notice. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum has been present, provided, however, that directors shall not be elected at such adjourned meeting.

      Section 6. Proxies and Voting. Stockholders of record may vote at any meeting either in person or by proxy. A stockholder may authorize his vote by proxy in writing, by telephone transmission or by other means of electronic transmission, which


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shall be recorded  with the  Secretary of the meeting  before being voted.  Such proxies shall entitle the holders thereof to vote at any adjournment thereof. No director or officer of the corporation shall be eligible to act as proxy at any meeting. No proxy shall be valid after the expiration date of eleven months from the date of its execution unless the stockholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. Each stockholder shall be entitled to one vote for each share of stock held by him. Except as otherwise provided by law or the
Certificate  of   Incorporation,   all  questions   properly  brought  before  a
stockholders' meeting shall be determined by a majority vote of the shares of stock issued and outstanding.

      Section 7. Inspectors of Election. Every election of directors by the stockholders shall be conducted by two or more inspectors of election, none of whom shall be a director or officer of the corporation or a candidate for director. The Board of Directors may also choose to employ two or more inspectors to tabulate proxies and ballots at any other stockholders' meeting. The inspectors of election shall be appointed by the Board of Directors prior to the meeting at which they shall serve. If any inspector so appointed shall for any reason refuse or fail to serve, a successor shall be appointed by the presiding officer of the meeting. Before entering upon the discharge of their duties, the persons appointed to act as inspectors shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them, and filed with the minutes of the meeting. At the meeting, the inspectors shall tabulate the proxies and ballots and, after the meeting, shall file with the Secretary of the meeting a certificate setting forth the results. Each


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inspector  shall be entitled to reasonable  compensation  for his services to be fixed by the Board and to be paid by the corporation or by Bank of Smithtown.

                                    ARTICLE 2

                                    DIRECTORS

      Section 1. Board of Directors: Number, Classification and Removal. The number of classification and removal of directors shall be governed by Article SEVENTH of the Certificate of Incorporation. The Board of Directors shall consist of nine members and shall be divided into three classes of three members each, which classes are hereby designated as Class A, Class B and Class C. At the election of the first Board of Directors, the class of each of the members then elected shall be designated. The term of office of each member then designated as a Class A director shall expire at the annual meeting of shareholders next ensuing; that of each member then designated as a Class B director shall expire at the annual meeting of shareholders one year thereafter; and that of each member then designated as a Class C director at the annual meeting of shareholders two years thereafter. At each annual meeting of shareholders held after the election and classification of the first Board of Directors, directors to succeed those whose terms expire at such annual meetings shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. Any director or the entire Board of Directors of the corporation may be removed at any time by a majority vote of the other members of the Board or by a majority vote of the shares of stock issued and outstanding, but, in either case, only for cause.


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Vacancies on the Board, whether caused by resignation,  death or removal,  shall be filled by majority vote of the Board. A person elected to fill such a vacancy shall serve for the balance of the unexpired term of his predecessor.

      Section 2. Required Tender of Resignation. In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote.

      The Governance and Nominating Committee will promptly consider the resignation submitted by a director receiving a greater number of votes "withheld" from his or her election than votes "for" his or her election, and the Governance and Nominating Committee will recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the tendered resignation, the Governance and Nominating Committee will consider all factors deemed relevant by the members of the Committee including, without limitation, the stated reasons why shareholders "withheld" votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to the Company, and any relevant corporate governance guidelines of the Company.

      The Board will act on the Governance and Nominating Committee's recommendation no later than 90 days following the date of the shareholders' meeting where the election occurred. In considering the Committee's recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be relevant. Following the Board's decision on the


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Governance and Nominating Committee's recommendation,  the Company will promptly publicly disclose the Board's decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Form 8-K filed with the Securities and Exchange Commission.

      To the extent that one or more directors' resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies and, if so, will recommend the nominees.

      Any director who tenders his or her resignation pursuant to this provision will not participate in the Governance and Nominating Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Governance and Nominating Committee received a greater number of votes "withheld" from their election than votes "for" their election at the same election, then the independent directors who are on the Board who did not receive a greater number of votes "withheld" from their election than votes "for" their election (or who were not standing for election) will appoint a special committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them. This special committee may, but need not, consist of all the independent directors who did not receive a greater number of votes "withheld" from their election than votes "for" their election or who were not standing for election.

      This corporate governance guideline will be summarized or included in each proxy statement relating to an election of directors of the Company.

      Section 3. Qualifications of Directors. All directors except one must be citizens of the United States, and at least one-third of the directors must be citizens and residents


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of the State of New York,  and at least  three-fourths  of the directors must be citizens and residents of the State of New York or of a contiguous state, at the time of their election and during their continuance in office. At the time of taking office, each director must own in his own right, free from pledge, lien or charge, at least ten shares of the stock of the corporation. Every person taking office as a director, who after so taking office, shall cease to be the owner in his own right of ten shares of stock as aforesaid, shall cease to be a director of the corporation and his office shall be vacant, and he shall not be eligible for reelection as a director for a period of one year from the date of the next succeeding annual meeting, unless otherwise reinstated pursuant to the laws of the State of New York. The office of a director shall become vacant whenever he shall have failed to attend the regular meetings of the Board of Directors for a period of six successive months, unless such failure to attend is excused by resolution of the Board of Directors adopted at its next regular meeting after the expiration of such a six months period and entered upon its minutes.

      Section 4. Powers. The Board of Directors shall manage the entire business of the corporation. In the management and control of the property, business and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of New York, with the Certificate of Incorporation or with these By-Laws. The Board of Directors shall have power to determine: what constitutes net earnings, profits, and surplus, respectively; what amount shall be reserved for working capital and for any other purpose; and what amount shall be declared as dividends; and such determinations by the Board of Directors shall be final and conclusive. The Board may adopt such rules and regulations for the conduct of meetings, and the management of the affairs of the


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corporation as it may deem proper,  not inconsistent with law or the Certificate of Incorporation or these By-Laws, and all officers and employees of the corporation shall strictly adhere to and be bound by such rules and regulations.

      Section 5. Meetings. Regular meetings of the Board of Directors shall be held at least once in each month at such places in or outside of the State of New York, and at such times, as the Board of Directors by vote may determine, and if so determined, no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place in or outside of the State of New York, whenever called by a Chairman of the Board, the President, or three or more directors, notice thereof being given to each director by the officer or a director calling the meeting, or at any time without formal notice provided all the directors are present, or those not present shall at any time, waive or have waived notice thereof. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each director at his residence or business address at least two days before the meeting, or by delivering the same to him personally or telegraphing each director at his residence or business address not later than the date before the day on which the meeting is to be held, unless in case of emergency, the Chairman of the Board and Chief Executive Officer, or the President, shall prescribe a shorter notice to be given personally or by telegraphing each director at his residence or business address. Such special meeting shall be held at such time and place as the notice thereof or waiver shall specify.

      Section 6. Meetings Held with Use of Telephone. Any one or more members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or other similar communications equipment allowing all persons


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participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at the meeting.

      Section 7. Quorum of Directors. The presence of a majority of the Board of Directors then in office shall constitute a quorum for the transaction of business, but a lesser number (not less than two) may adjourn any meeting and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before the meeting, except as otherwise provided by these By-Laws.

      Section 8. Action Without Meeting. The Board of Directors may act without meeting if, prior or subsequent to the action, each member of the Board shall consent in writing to the action. The written consent or consents shall be filed in the minute book.

      Section 9. Chairman of the Board. At the meeting hereinafter referred to for the election of officers, or at such other times as may be appropriate, the Board of Directors, in its discretion, may elect a Chairman of the Board of Directors. The Chairman, when present, shall preside at all meetings of the Board, and shall have such other powers and duties as the Board may prescribe. If the Chairman of the Board is an "independent director" as defined by the pertinent legal and/or regulatory standards applicable at the time, he or she shall serve as Chairman of the Governance and Nominating Committee.

      Section 10. Lead Director. At the meeting hereinafter referred to for the election of officers, or at such other times as may be appropriate, if the Board of Directors elects a Chairman of the Board who is an officer of the Bank, the Board, in its discretion, may elect a Lead Director. The Lead Director shall be an "independent director" as defined by the pertinent legal and/or regulatory standards applicable at the time. The Lead Director shall


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serve as Chairman of the  Governance and  Nominating  Committee,  and shall have such other powers and duties as the Board may prescribe.

      Section 11. Secretary of the Board. At the meeting hereinafter referred to for the election of officers, the Board of Directors shall appoint from its own number a Secretary of the Board to hold office for the ensuing year. The Secretary shall attend all meetings of the Board, shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall sign the minutes of all meetings kept by him/her.

      Section 12. Compensation. Directors shall not receive any compensation for their services, provided, however, that the Board of Directors by resolution may fix a reasonable attendance fee to be paid each director for attendance at regular or special meetings of the Board, or may fix a monthly fee in lieu of the attendance fees, or a combination of both. The fees may be paid by the corporation or by Bank of Smithtown. The foregoing shall not be construed to preclude any director from serving the corporation or Bank of Smithtown in any other capacity and receiving compensation therefore.

      Section 13. Director Emeritus. This position is limited to those directors who voluntarily retire from the Board of Directors and agree to serve in an advisory capacity. A Director Emeritus may be elected by the Board at any regular or special meeting of the Board. The Board may elect any number of former directors to this position. Directors Emeritus will serve at the pleasure of the Board. The Board may by resolution fix a reasonable attendance fee to be paid each Director Emeritus for attendance at regular or special meetings of the Board, or may fix a monthly fee in lieu of the attendance fees, or a combination of both. The fees may be paid by the corporation or Bank of Smithtown.


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                                    ARTICLE 3

                                    OFFICERS

      Section 1. Election and Eligibility. The officers of the corporation shall be elected by the Board of Directors after its election by the stockholders, and a meeting shall be held for this purpose within thirty days after the annual meeting of the stockholders. The officers of the corporation shall be a Chief Executive Officer, President, one or more Executive Vice Presidents, one or more additional Vice Presidents or Assistant Vice Presidents, a Secretary and a Treasurer. The Board may also, in its discretion, appoint such other officers or agents as it may deem advisable, and prescribe the duties thereof.

      The Chief Executive Officer must be a director of the corporation. No other officers or agents elected or appointed by the Board need be directors. Any person may hold more than one office provided the duties thereof can be consistently performed by the same person.

      Section 2. Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer of the Bank and, when present, shall preside at all meetings of the stockholders and shall preside at all meetings of the Board of Directors.

      Section 3. President. The President, unless a Chairman of the Board and Chief Executive Officer is present, shall preside at all meetings of the Board of Directors. The President shall exercise general supervision over the business affairs and property of the corporation, and shall advise and direct the other officers of the corporation with respect to the performance of their duties. He shall keep the Board of Directors fully informed as to all the affairs of the corporation and shall insure that all directives of the Board are carried out. The Chairman of the Board and Chief Executive Officer, the President or one of the Executive Vice Presidents, unless some other person is specifically authorized by


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resolution  of the Board of  Directors,  shall sign all  certificates  of stock,
bonds,  deeds,  mortgages,   extension  agreements,   modification  of  mortgage
agreements, leases and contracts of the corporation. He shall perform all the duties commonly incident to his office, and shall perform such other duties as the Board of Directors shall designate.

      Section 4. Executive Vice Presidents. There may be one or more Executive Vice Presidents who shall assist the Chief Executive Officer and the President in the performance of their duties. In the event of the absence or disability of both the Chief Executive Officer and the President, one or more of the Executive Vice Presidents may be designated to perform the duties and have the powers of the Chief Executive Officer. The Executive Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may designate.

      Section 5. Vice Presidents and Assistant Vice Presidents. The Vice Presidents and Assistant Vice Presidents shall perform such duties and have such powers as the Board of Directors shall designate.

      Section 6. Secretary. The Secretary shall have charge of the seal, the stock certificate books and such other books and papers as the Board of Directors may prescribe. He shall affix the seal of the corporation to such papers as require it, shall prepare and cause to be filed such reports and statements as may be required by law, and shall keep up to date all books and records pertaining to stock ownership. The Secretary shall have power, together with the Chairman and Chief Executive Officer, President and Executive Vice Presidents, to sign certificates of stock of the corporation. He shall also perform such other duties and have such other powers as the Board of Directors shall designate.


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      Section 7. Treasurer. The Treasurer,  subject to the order of the Board of
Directors, shall have the care and custody of the money, funds, valuable papers and documents of the corporation, and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office. He shall keep accurate books of account of the corporation's transactions which shall be the property of the corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors. He shall perform such other duties and have such powers as the Board of Directors shall designate.

      Section 8. Salaries. Salaries of all officers shall be determined by the Board of Directors except that the Board may choose to delegate its authority to the Chief Executive Officer for all officers other than those designated in a Board resolution for that purpose.

      Section 9. Removal of Officers. Any officer may be removed from office at any time by a majority of the Board of Directors or by vote of a majority of the stock issued and outstanding at a meeting of the stockholders called for that purpose.

                                    ARTICLE 4

                                BOARD COMMITTEES

      Section 1. Committee Chairmen and Members. After the annual meeting of stockholders and before the next regular meeting of the Board of Directors, and at such other times as it may deem appropriate, the Governance and Nominating Committee shall meet to formulate its recommendations to the Board of Directors for the Committee Chairmen and the members of all Committees. Committee Chairmen and the members of all Committees shall be elected by the Board of Directors at the first meeting of the Board


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held after the annual meeting of stockholders, and at such other times as may be necessary to fill a vacancy.

      Section 2. Reports. All committees shall submit such reports as are required by law and as may be requested by the Board of Directors.

      Section 3. Compensation. The compensation and expense allowances, if any, to be paid to members of Board Committees shall be determined from time to time by the Board of Directors upon recommendation of the Compensation Committee.

      Section 4. Special Committees. The Board of Directors may, from time to time, appoint such special committees as the Board may deem necessary or desirable, and prescribe the duties thereof.

      Section 5. The Standing Committee and their duties shall be as follows:

            (a)  Audit  Committee  and  Compensation   Committee.   Because  the
      corporation is a one-bank holding company, the Audit Committee and Compensation Committee of the corporation shall be the corresponding committees of Bank of Smithtown. The composition, powers and duties of these committees, as well as all other matters pertaining to those committees, shall be governed by the By-Laws of Bank of Smithtown.

            (b) Governance and Nominating Committee. All matters pertaining to the Governance and Nominating Committee shall be governed by its Charter, a copy of which shall be annexed to these By-Laws and the provisions of which shall have the same force and effect as the other provisions of these By-Laws.


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                                    ARTICLE 5

                                  RESIGNATIONS

      Any director or officer of the corporation may resign at any time by giving written notice to the corporation, the Board of Directors, Chairman of the Board and Chief Executive Officer, the President or the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors.

                                    ARTICLE 6

                                    VACANCIES

      If the office of any director or officer or agent becomes vacant by reason of death, resignation, disqualification, removal or otherwise, the Board of Directors of the remaining directors, as the case may be, may, by majority vote, choose a successor or successors who shall hold office for the unexpired term.

                                    ARTICLE 7

                                WAIVER OF NOTICE

      Whenever any notice is required to be given by these By-Laws or the Certificate of of Incorporation of this corporation or any of the laws of the State of New York, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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                                    ARTICLE 8

                                 CORPORATE STOCK

      Section 1. Certificates. Every stockholder shall be entitled to a certificate or certificates of the stock of the corporation in such form as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the corporation and setting forth the number and kind of shares. Such certificates shall be signed by the Chairman of the Board and Chief Executive Officer, the President or a Vice President, and by the Treasurer or the Secretary. All certificates exchanged or returned to the corporation shall be marked "cancelled" by the Secretary, with the date of cancellation.

      Section 2. Transfers. Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed, and shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every stockholder to notify the corporation of his post office address. The Board of Directors, in its discretion, may appoint such registration or transfer agents of the stock of the corporation as it deems necessary.

      Section 3. Transfer Books and Record Date. The transfer books of the stocks of the corporation may be closed for such period, not exceeding 40 days, in anticipation of stockholders' meetings, or the payment of any dividend, or the making of any distribution, or the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the Board of Directors may determine. In lieu of closing the transfer books, the Board of Directors may fix a day not more than 40 days prior to the day of holding any meeting of stockholders, or prior to the date fixed for the payment of any dividend, or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the day as of which stockholders entitled to notice of and to vote at such meeting, or to receive any such dividend, distribution, rights, or interests, shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting, or to receive such dividend, distribution, rights or interests.

      Section 4. Loss of Certificates. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                    ARTICLE 9

                                    DIVIDENDS

      Dividends shall be declared and paid in such form, at such times and in such amounts as the Board of Directors may, in its absolute discretion, determine and designate, subject to the restrictions and limitations imposed by law.

                                   ARTICLE 10

                                PREEMPTIVE RIGHTS

      Notwithstanding anything to the contrary contained in Section 622 of the Business Corporation Law, the shareholders shall not have preemptive rights.

                                   ARTICLE 11

                                 INDEMNIFICATION

      Any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, shall be indemnified by the corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, to the fullest extent permitted under Article 7 of the Business Corporation Law. The Board of Directors may also, in its discretion, cause the corporation to maintain insurance for the indemnification of directors and officers as permitted under Section 727 of the Business Corporation Law.

                                   ARTICLE 12

                                   AMENDMENTS

      These By-Laws may be amended, added to or repealed by the affirmative vote of two-thirds of the entire Board of Directors at any meeting of the Board, provided written notice of the proposed change is given not less than eight nor more than twelve days before the meeting, or such notice is waived in writing. The By-Laws may also be amended, added to or repealed by the affirmative vote of the holders of a majority of the issued and outstanding stock of the corporation, at any meeting of the stockholders, provided notice of the proposed change is given in the notice of meeting or notice thereof is waived in writing.

                                   ARTICLE 13

                                  MISCELLANEOUS

      Section 1. Principal Office. The principal office of the corporation shall be located at One East Main Street, Smithtown, Town of Smithtown, Suffolk County, New York.

      Section 2. Seal. The corporation shall have a seal with its name, the year
of  its  organization,   the  words  "Corporate  Seal"  and  the  state  of  its
incorporation thereon.

      Section 3. Minute Book. The Certificate of Incorporation of the corporation and all amendments thereto, the By-Laws and any amendments thereto, and the proceedings of all regular and special meetings of the stockholders and directors, including reports of inspectors of elections, shall be recorded in a minute book, which shall remain in the care and custody of the Secretary. The minutes of all meetings of the Board of Directors shall be signed by the Secretary of the Board, and the minutes of all meetings of the stockholders shall be signed by the Secretary of the meeting.

      Section 4. Expenses. All the current expenses of the corporation shall be paid by the Treasurer, and the same shall be examined and approved by the Board of Directors.

      Section 5. Fiscal Year. The fiscal year of the corporation shall be the calendar year.

      Section 6. Fidelity Bonds. The Board of Directors may require fidelity bonds of any or all officers, clerks and employees, and may require new and additional bonds at any time.

      Section 7. Parliamentary Procedure. Unless otherwise provided herein or by resolution of the Board of Directors, Robert's Rules of Order, Revised, shall govern the procedure at all meetings of the stockholders and Board of Directors.

Adopted December 27, 2005

                                     CHARTER
                                     of the
                             COMPENSATION COMMITTEE
                            of the Board of Directors
                              of Bank of Smithtown

      Section 1. Membership. The Compensation Committee shall consist of at least four Directors. At least three members of the Committee shall be present at a meeting to constitute a quorum. All members of the Committee shall be "independent directors" as defined by the pertinent legal and/or regulatory standards applicable at the time.

      Section 2. Meetings. The Committee shall meet at such times and places as it deems advisable. Written agendas shall be prepared for each meeting, and minutes of the meetings shall be maintained.

      Section 3. Chairman. If the Chairman of the Board of Directors is an "independent director" as defined by the pertinent legal and/or regulatory standards applicable at the time, he or she shall serve as Chairman of the Compensation Committee. If the Chairman of the Board of Directors is not an "independent director" and the Board of Directors has elected a Lead Director, then the Lead Director shall serve as Chairman of the Compensation Committee. In any other event, the Board of Directors, in its discretion, may elect a Chairman of the Compensation Committee. The Chairman, when present, shall preside at all meetings of the Committee.

      Section 4. Committee Duties. The Compensation Committee shall collect and analyze such information as it deems necessary in order to make recommendations to the Board of Directors with regard to all matters pertaining to: (1) the compensation and benefits to be paid to the Bank's "Senior Management Team", the composition of which is to be determined by the Board; (2) the compensation and benefits to be paid to members of the Bank's Board of Directors; and (3) the total amount of money to be awarded to all employees of the Bank pursuant to the Bankwide Incentive Compensation Plan.

      Section 5. Compensation Philosophy. The Bank has been a high-performing organization for many years. In order to continue to perform at high levels over a long period of time, we need to attract and retain highly-skilled, dedicated and experienced people for the Senior Management Team and the Board of Directors. To attract and retain such people in the New York metropolitan market, we must offer highly-competitive compensation packages. Not only are the cost of living and compensation levels higher in the New York metropolitan area than in most other regions of the country, but we must also compete with the compensation packages offered by many very large banks located in New York City.

      At the same  time  that we want to  attract  and  retain  highly-qualified people for the Senior Management Team and Board of Directors, we must also remember that the primary goal of the Bank is to build long-term shareholder value. Therefore, we must balance the need to attract and retain highly-qualified people with the need to keep costs at reasonable levels in order to create sufficient profitability for the shareholders.

      Finally, the Bank has used a Bankwide Incentive Compensation Plan for many years. The plan includes all members of the Senior Management Team, as well as every other Bank employee. We believe that part of the reason for the Bank's long-term success is that the design of the incentive compensation plan promotes teamwork and creates an alignment among an individual's compensation, the Bank's performance and the individual's contribution to the Bank's performance. We also believe that it is productive for members of the Senior Management Team to have goals and standards for their incentive compensation linked to the goals and standards for the incentive compensation for the entire staff.

      Section 6. Officers' Compensation. The Committee shall determine a list of peer group banks to be used for the purpose of analyzing and comparing both officer compensation and bank performance. The Committee shall review such information as it deems advisable for the peer group banks, Bank of Smithtown and the Senior Management Team, and shall make its recommendations to the Board regarding the compensation and benefits to be paid to members of the Senior Management Team. In the course of reviewing the peer group information and determining its recommendations, the Committee shall consider the duties of the executive; the skills, abilities and experience of the executive; the executive's individual performance; the performance of the bank; the size of the bank; and the geographic location of the bank.

      Section 7. Directors' Compensation. The Committee shall determine a list of peer group banks to be used for the purpose of analyzing and comparing both director compensation and bank performance. The Committee shall review such information as it deems advisable for the peer group banks, Bank of Smithtown and the Board of Directors, and shall make its recommendations to the Board regarding the compensation and benefits to be paid to members of the Board of Directors. The recommendations may include a retainer to be paid on an annual, quarterly or monthly basis without regard to attendance at meetings; fees for attendance at regular or special meetings of the Board; fees for membership on designated Committees of the Board; fees for being the Chairman of the Board, the Lead Director, the Chairman of a particular Board Committee or the Secretary of the Board; fees for attendance at all or some meetings of the Committees of the Board; and such benefits as the Compensation Committee may feel are reasonable, customary and appropriate. The Committee may also recommend that the Bank reimburse Directors for such expenses incurred by them in connection with their attendance of meetings as the Committee may deem reasonable and appropriate. In the course of reviewing the peer group information and determining its recommendations, the Committee shall consider the performance of the bank, the size of the bank and the geographic location of the bank.

      Section 8. Bankwide Incentive Compensation Plan. The Committee shall review the methodologies used for the Bankwide Incentive Compensation Plan devised by the Senior Management Team. The Committee shall satisfy itself that the methodologies are reasonable and aligned with the Bank's goals; that the incentive compensation opportunities available to persons in various positions are appropriate; and that the total amount of incentive compensation awarded is reasonable and consistent with the Bank's performance, and reasonable in light of the amount of incentive compensation awarded in previous years.

      Section 9. Outside Advisors. The Committee, in its discretion, may retain any outside advisors it deems necessary or appropriate to assist the Committee in its work.

Adopted December 27, 2005

                                     CHARTER
                                     of the
                       GOVERNANCE and NOMINATING COMMITTEE
                            of the Board of Directors
                              of Smithtown Bancorp

      Section 1. Membership. The Governance and Nominating Committee shall consist of at least four Directors. At least three members of the Committee shall be present at a meeting to constitute a quorum. All members of the Committee shall be "independent directors" as defined by the pertinent legal and/or regulatory standards applicable at the time.

      Section 2. Meetings. The Committee shall meet at such times and places as it deems advisable. Written agendas shall be prepared for each meeting, and minutes of the meetings shall be maintained.

      Section 3. Chairman. If the Chairman of the Board of Directors is an "independent director" as defined by the pertinent legal and/or regulatory standards applicable at the time, he or she shall serve as Chairman of the Governance and Nominating Committee. If the Chairman of the Board of Directors is not an "independent director" and the Board of Directors has elected a Lead Director, then the Lead Director shall serve as Chairman of the Governance and Nominating Committee. In any other event, the Board of Directors, in its discretion, may elect a Chairman of the Governance and Nominating Committee. The Chairman, when present, shall preside at all meetings of the Committee.

      Section 4. Committee Duties. The Committee shall: (1) on an annual basis, or more frequently if needed, collect and analyze such information it deems necessary to formulate recommendations to the Board of Directors with regard to which Directors are "independent" as defined by the pertinent legal and/or regulatory standards applicable at the time; (2) identify and evaluate the qualifications of candidates for vacant positions on the Board of Directors and recommend nominees to the Board; (3) make recommendations to the Board with regard to who should comprise the members of all Board Committees, and the Chairmen of those Committees; and, (4) in its discretion, consider any and all other matters pertaining to corporate governance and make such recommendations to the Board as it shall deem appropriate.

      Section 5. Board Nomination Process. The Committee may receive nominations for vacancies on the Board of Directors from members of the Board of Directors and stockholders of the corporation. The Committee shall gather information on a prospective nominee from the person making the nomination, from the Committee members own knowledge of the prospective nominee, from the knowledge of other Board members and from interviewing the prospective nominee, if desired. The Committee may retain the services of a third-party search firm to learn of prospective nominees or to obtain additional information about a prospective nominee, if desired. The Committee shall review and discuss the prospective nominee's ability to meet the qualifications and standards established by the corporation to be a member of the Board of Directors. The Committee shall be responsible for making recommendations to the full Board of Directors as to the individuals who should be nominated or elected by the Board. The Board shall approve a nominee by a vote of a majority of the independent directors.

      Section 6. Evaluation of Board Nominees. In identifying and evaluating prospective nominees, the Committee shall be guided by the qualifications of directors set forth in the By-Laws of the corporation with regard to citizenship and stockholder status. The Committee shall also consider the age of a prospective nominee, which may be not less than 21 and not more than 72 years of age. The Committee may also consider the prospective nominee's ability to meet the applicable legal and/or regulatory standards for "independent director", the prospective nominee's ability to represent the interests of the stockholders of the corporation, and the prospective nominee's ability to dedicate sufficient time and attention to the diligent performance of his or her duties.